Exhibit 32





                          UNISOURCE ENERGY CORPORATION


                          TUCSON ELECTRIC POWER COMPANY

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                        STATEMENTS OF CORPORATE OFFICERS
           (Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

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         Each of the undersigned, James S. Pignatelli, Chairman of the Board,
President and Chief Executive Officer of UniSource Energy Corporation and Tucson Electric Power Company (each a "Company"), and Kevin P. Larson, Vice President, Treasurer and Chief Financial Officer of each Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that each Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operation of such Company.


May 7, 2004
                  /s/ James S. Pignatelli
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                      James S. Pignatelli
                      Chairman of the Board, President and
                      Chief Executive Officer
                      UniSource Energy Corporation
                      Tucson Electric Power Company


                  /s/ Kevin P. Larson
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                      Kevin P. Larson
                      Vice President, Treasurer and
                      Chief Financial Officer
                      UniSource Energy Corporation
                      Tucson Electric Power Company